This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                    COMPLETE APPRAISAL OF
                    REAL PROPERTY

                    Existing Research and Development Buildings
                    1100 Cadillac Court
                    380 Fairview Way
                    Milpitas, Santa Clara County, California






                                    CUSHMAN &
                                  WAKEFIELD(R)
                          ---------------------------
                          VALUATION ADVISORY SERVICES
                          ---------------------------

                    ===========================================

                    COMPLETE APPRAISAL OF
                    REAL PROPERTY

                    Existing Research and Development Buildings
                    1100 Cadillac Court
                    380 Fairview Way
                    Milpitas, Santa Clara County, California

                    ===========================================

                    IN A SUMMARY REPORT

                    As of July 26, 1996


                    Prepared For

                    GMAC Commercial Mortgage Corporation
                    650 Dresher Road
                    Horsham, PA 19044-8015




                    Prepared By:

                    Cushman & Wakefield of California, Inc.
                    Valuation Advisory Services
                    2055 Gateway Place
                    Suite 550
                    San Jose, California 95070

Cushman & Wakefield of California, Inc.                                CUSHMAN &
2055 Gateway Place, Suite 550                                       WAKEFIELD(R)
San Jose, CA 95110-1068
Tel: (408) 436-5500
Fax: (408) 437-9129



August 2, 1996

Ms. Avis Tsuya
Senior Underwriter
GMAC COMMERCIAL MORTGAGE CORPORATION
650 Dresher Road
Horsham, PA 19044-8015

RE:  Appraisal of Real Property
     Existing Research and Development Buildings
     1100 Cadillac Court
     380 Fairview Way
     Milpitas, Santa Clara County, California

Dear Ms. Tsuya:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of California, Inc. is pleased to transmit our summary report estimating the market value of the leased fee estate in the referenced property.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We specifically call your attention to the following special assumptions:

     1) We were provided with the leases and a rent roll which stated the net rentable area of the buildings. However, no building plans were provided. Therefore, the net rentable areas were obtained from the leases and the rent roll. As a result, any deviation from these building areas could impact the value conclusions contained herein.

     This is a complete appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation. The results of the appraisal are being conveyed in a Summary Report format according to our agreement. Because this is a summary report, the level of detail of presentation is less than that found in a self-contained report.

     This report was prepared for GMAC Mortgage Corporation and it is intended only for the specified use of said Client. It may not be distributed to or relied upon by other persons or entities without written permission of the Appraiser.

Ms. Avis Tsuya
Page 2
August 2, 1996

     The property was inspected by and the report was prepared by George J. Geranios. Kenneth E. Matlin, MAI has reviewed the report and is in concurrence with the findings herein.

     As a result of our analysis, we have formed an opinion that the market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 26, 1996 was:

               SIXTEEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS
                                   $16,950,000

     The preceding estimate of market value is based upon a forecasted marketing period of approximately six to nine months, which we believe (through a review of recent research and development building sale activity, as well as with conversations with local industrial/investment brokers) is reasonably representative for this product type.

     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF CALIFORNIA, INC.


/s/ George J. Geranios
George J. Geranios
Valuation Advisory Services
Certification No. AGO11942



/s/ Kenneth E. Matlin
Kenneth E. Matlin
Managing Director
Valuation Advisory Services
Certification No. AG002022



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                    Existing  Research and Development
                                  Buildings

Location:                         The subject property is located within the
                                  Dixon Landing Business Park of Milpitas,
                                  California. Dixon Landing Business Park is located at the intersection of I-880 and Dixon
                                  Landing Road, within one mile of I-680. The buildings offer comer locations at 1100
                                  Cadillac Court and 380 Fairview Way,
                                  Milpitas, Santa Clara County, California.

Assessor's Parcel Number:         022-38-016

Interest Appraised:               Leased fee estate

Date of Value:                    July 26, 1996

Date of Inspection:               July 26, 1996

Ownership:                        WHC-One Investors LP

Land Area:                        19.491 acres or 849,028 square feet

1995 96 Property Assessment
  Land:                           $ 4,808,178
  Building:                       $18,098,952
                                  -----------
    Total:                        $22,907,130

Zoning:                           MP, Industrial Park

Highest and Best Use
  If Vacant:                      Research and Development buildings for
                                  single- or multi-tenant uses. As the market continues to improve, a holding period would be required before speculative development of this type would likely occur.

  As Improved:                    As developed, with two, single-tenant,
                                  research and development buildings.



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Summary of Salient Facts and Conclusions
================================================================================

Improvements
  Type: Two, one-story research and development buildings of concrete tilt-up construction, plus parking and landscaped areas

  Year Built:
    1100 Cadillac Court           1988
    380 Fairview                  1980

  Net Rentable Area:
    1100 Cadillac Court           125,280 square feet
    380 Fairview Way              106,560 square feet
                                  -------
    Total                         231,840 square feet

  Condition:                      Average to Good

Operating Data and Forecasts
  Current Occupancy:              100.0%

  Forecasted First Year Occupancy
      (Calendar Year 1997):       100.0%

  Forecasted Average Occupancy:   95.0%

  Average Annual Rental Rate
    Actual:
    1100 Cadillac Court           $9.00 net per square foot
    380 Fairview Way              $6.36 net per square foot

    Forecasted:
    1100 Cadillac Court           $9.60 net per square foot
    380 Fairview Way              $6.60 net per square foot

  Operating Expenses
    Last Full Year (1995):        $0.18 NRA (no property tax or insurance)
    Budget (1996):                $2.03 NRA
    Forecasted (1996):            $1.84 NRA

Value Indicators
  Sales Comparison Approach:      $16,810,000 ($72.51 per square foot of net
                                               rentable area)

  Income Approach:                $16,960,000 ($73.15 per square foot of net
                                               rentable area)






                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                      Summary of Salient Facts and Conclusions
================================================================================
Discounted Cash Flow Assumptions
  Market Rental Growth Rate       3.5% per annum

  Expense Growth Rates
    Property Taxes:               2.0%
    All others:                   3.5%
  Credit Loss Allowance:          1.0%
  Projected Term of
    Future Leases:                5 years
  Vacancy Between Tenants         4 months
  Renewal Probability:            50.0%
  Tenant Improvements
    Weighted Average:             $5.00 per square foot
  Commission Expense
    (Weighted Average):           Yr. 1 at 3.0%; Yrs. 2 and 3 at 2.5%; Yr. 4 at
                                  2.0%; and, Yr. 5 at 1.5%
  Terminal Capitalization Rate:   10.5%
  Cost of Sale at Reversion:      3.0%
  Discount Rate:                  12.0%
  Implicit Year 1 Overall
    Capitalization Rate:          10.38%

Value Conclusion
  Value Estimate:                 $16,950,000

Resulting Indicators
  Going-in Capitalization Rate
   (Overall Capitalization Rate): 10.4%

  Price Per Square Foot
   (Net Rentable Area):           $73.11

Estimated Marketing Time:         six to nine months

Special Assumption:

     1) We were provided with the leases and a rent roll which stated the net rentable area of the buildings. However, no building plans were provided. Therefore, the net rentable areas were obtained from the leases and the rent roll. As a result, any deviation from these building areas could impact the value conclusions contained herein.




                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             TABLE OF CONTENTS
================================================================================

                                                                            Page

PHOTOGRAPHS OF THE SUBJECT PROPERTY .......................................    1

INTRODUCTION ..............................................................    3
   Identification of Property .............................................    3
   Property Ownership and Recent History ..................................    3
   Purpose and Function of the Appraisal ..................................    3
   Extent of the Appraisal Process ........................................    3
   Date of Value and Property Inspection ..................................    4
   Property Rights Appraised ..............................................    4
   Definitions of Value, Interest Appraised, and Other Pertinent Terms ....    4
   Legal Description ......................................................    5

NEIGHBORHOOD ANALYSIS .....................................................    6

OFFICE MARKET ANALYSIS ....................................................    8
   Santa Clara County Research and Development Market .....................    8
   Industrial Absorption ..................................................    8
   Available Research and Development Space ...............................    9
   Research and Development Vacancy Rates/Demand/Lease Rates ..............   10
   Land Values ............................................................   11
   Investment Sales .......................................................   11
   Marketing and Exposure Time ............................................   11

PROPERTY DESCRIPTION ......................................................   12
   Site Description .......................................................   12
   Improvements Description ...............................................   12

REAL PROPERTY TAXES AND ASSESSMENTS .......................................   13

ZONING ....................................................................   14

HIGHEST AND BEST USE ......................................................   15

VALUATION PROCESS .........................................................   16

SALES COMPARISON APPROACH .................................................   17

INCOME APPROACH ...........................................................   21

RECONCILIATION AND FINAL ESTIMATE OF VALUE ................................   33

ASSUMPTIONS AND LIMITING CONDITIONS .......................................   35

CERTIFICATION OF APPRAISAL ................................................   37



                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             Table of Contents
================================================================================

ADDENDA ...................................................................   38




















                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                  INTRODUCTION
================================================================================

Identification of Property

     The subject property, consists of two, one-story research and development buildings containing a combined net rentable area of approximately 231,840 square feet. The buildings are situated on a 19.491 acre tract of land that is located within the Dixon Landing Business Park of Milpitas, California. The common addresses are 1100 Cadillac Court and 380 Fairview Way, Milpitas, Santa Clara County, California. 1100 Cadillac Court was constructed in 1988 and is
100.0 percent occupied by Sun Microsystems as of the appraisal date. 380 Fairview Way was constructed in 1980 and is 100.0 percent occupied by Applied Materials as of the appraisal date.

Property Ownership and Recent History

     Ownership of the property is currently vested in WHC-One Investors, LP. In August 1995, WHC-One Investors, LP acquired the subject property as a result of a foreclosure. Details were not provided. As a result, we cannot comment further on this transfer.

     In 1995, the property was listed for $18.4 million ($79/sf). Several offers were received including $16.9 million ($73/sf) by the Sacramento county Employees Pension Fund (MacFarlane Partners), $18.8 million ($72/sf) by Jason Soo, $15,125,000 ($65/sf) by Insignia-O'Donnell, and $15.0 million ($65/sf) by Franklin Properties.

     To the best of our knowledge, the property is not currently being offered for sale, nor have there have been any subsequent ownership transfers.

Purpose and Function of the Appraisal

     The purpose of the appraisal is to provide an estimate of market value of the leased fee estate in the property. The function of this report is to assist GMAC Mortgage Corporation in an evaluation of the property for loan underwriting purposes.

Extent of the Appraisal Process

     In the process of preparing this appraisal, we:

     o Inspected the building and site improvements with a representative of Sun Microsystem's facilities department and Applied Material vendor,

     o    Reviewed the leases and rent roll as provided by the client,

     o Reviewed a detailed history of the income and expenses (1995 and year-to-date 1996) and a budget forecast for 1996 through 2001,

     o Conducted market research into occupancies, asking rents, and operating expenses at competing buildings including interviews with market participants and a review of our own data base from previous appraisal files;

     o Conducted market inquiries into recent sales of similar buildings to ascertain the sales prices per square foot and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers; and





================================================================================

                                      -3-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                  Introduction
================================================================================

     o Prepared Sales Comparison and Income Approaches to value. The Cost Approach was not used.

Date of Value and Property Inspection

     The date of value is July 26, 1996 which is our last inspection of the buildings.

Property Rights Appraised

     We valued the leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

     The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

     The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     (1)  Buyer and seller are typically motivated;

     (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

     (3)  A reasonable time is allowed for exposure in the open market;

     (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Exposure Time

     Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that A REASONABLE TIME IS ALLOWED FOR EXPOSURE IN THE OPEN MARKET. Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

     Based upon the available sales data in the marketplace, as well as our discussions six to nine months would appear to have been reasonably appropriate for the subject property as the date of valuation.

     Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:


================================================================================

                                       -4-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                  Introduction
================================================================================

     Fee Simple Estate

     Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

     Leased Fee Estate

     An ownership interest held by a landlord with the fights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

     Market Rent

     The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

     Cash Equivalent

     A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

     Discounted Cash Flow (DCF) Analysis

     The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. DCF analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

Legal Description

     The property, which contains approximately 19.491 acres of land, is described legally as:

     Being a resubdivision of "Parcel B", as shown upon that certain parcel map recorded in Book 520 of Maps at Pages 37 and 38, records of Santa County, lying entirely within the City of Milpitas, California.







================================================================================
                                      -5-


                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

       [MAP -- NEWARK * FREMONT * MILPITAS -- COMMERCIAL REAL ESTATE MAP]
                  [OVERVIEW MAP OF S.F. BAY AREA AND SAN JOSE]

                                [GRAPHIC OMITTED]

                        [DETAILED STREET MAP OF FREMONT]

                                [GRAPHIC OMITTED]

                        [DETAILED STREET MAP OF FREMONT]

                                [GRAPHIC OMITTED]

                  [DETAILED STREET MAP OF MILPITAS & SAN JOSE]

                                [GRAPHIC OMITTED]

                  [DETAILED STREET MAP OF MILPITAS & SAN JOSE]

                               [GRAPHIC OMIITED]

                         [DETAILED STREET MAP OF NEWARK]

                                                         NEIGHBORHOOD ANALYSIS
================================================================================

     The subject property consists of two research and development buildings which are located within the Dixon Landing Business Park in the City of Milpitas, County of Santa Clara, State of California. The subject neighborhood is situated at the northern City limits of Milpitas.

     1100 Cadillac Court is located at the southeast comer of Cadillac Court and Fairview Way. 380 Fairview Way is located at the southwest comer of Fairview Way and California Circle.

     Its boundaries may be defined as follows:

         North     -      Milpitas City Limits
         South     -      Calaveras Boulevard
         East      -      North Milpitas Boulevard and North Abel Street
         West      -      Interstate 880 (Nimitz Freeway)

     The Dixon Landing Business Park is a modern, planned research and development business park consisting of approximately 90.0 +/- acres. Original development within the park began in 1982 by Cadillac Fairview/California, Inc. The park features a 2.0 mile jogging track with a regulation 18 Station Par Course. In addition, the park includes 5 acres of dedicated open space, a pond with water fountain, and outdoor eating areas.

     The present composition of the park consists primarily of industrial and office/research and development buildings. Most of the housing in the immediate area is located east of the subject and is composed of newer, single-family housing. Some multi-family housing in the form of condominiums, townhomes, and apartments are located in pockets scattered throughout the neighborhood. This diversification has attracted one major tenant to the park, Sun Microsystems, which occupies approximately 600,000 square feet of building area in the park.

     Various individual parcels within the park have been sold to an array of developers for the development of speculative and build-to-suit industrial projects. Spieker Partners completed three industrial developments situated along Cadillac Court during 1992 which are as follows:

     o 120,000 square foot build-to-suit on 8 acres of land for COG Kelly Business Furnishings,

     o    90,000 square foot build-to-suit industrial building for Okidata, and

     o a speculative development of a 45,000 square foot industrial building which is fully occupied by Quartz International and Shuttle Computers.

     Most recently, Spieker Properties completed a speculative 35,460 square foot industrial building in 1995. The most recent commercial development in the neighborhood was a Burger King restaurant located at Dixon Landing Road and Interstate 880 in 1994. Marriott Hotel recently acquired 3.26 acres of commercially zoned land situated along California Circle. The land was purchased in the first week of March at a reported purchase price of $13.50 per square foot plus $2.00 per square foot in assessments equating to a total purchase price of $15.50 per square



================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                         Neighborhood Analysis
================================================================================

foot. Marriott Hotel has approved plans to construct a 120-room Residence Inn. The hotel is scheduled to be completed in February, 1997.

     Access to the subject neighborhood is good. The Dixon Landing Business Park has direct access from Interstate 880 at Dixon Landing Road. Access to Highway 680 is convenient via Scott Creek Road and Jacklin Road. North Milpitas Boulevard and North Abel Street provide access to the main business district of Milpitas two miles south of the subject property.

     Although the private automobile is still the most prevalent mode of transportation, Santa Clara County Transit provides bus service throughout the neighborhood. Several bus stops are located along Dixon Landing Road and North Milpitas Boulevard proximate to the subject. Further, San Jose International Airport is situated ten miles southwest of the subject property.

     The majority of commercial development in the form of retail, restaurants, theaters, banks, and other service oriented businesses is located along Calaveras Boulevard. Calaveras Boulevard is situated approximately two miles south of the subject property and is the major thoroughfare through the main business district of Milpitas.

     All utilities are currently supplied to the subject neighborhood. Pacific Gas & Electric Company provides the major utilities, Pacific Bell provides telephone service, and the City of Milpitas supplies sanitary, sewer, and garbage service.

     The long-term outlook for the subject neighborhood is good. The new development of homes and businesses is encouraging. Furthermore, there is additional room for commercial and residential growth. Its proximity to Interstate 880 and North Milpitas Boulevard allow for good access to nearby employment centers and most areas of the city and Silicon Valley.








================================================================================

                                                                       CUSHMAN &
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                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               MARKET ANALYSIS
================================================================================

Santa Clara County Research and Development Market

     The subject property consists of two, one-story research and development buildings which offer a combined net rentable area of 231,840 square feet. The buildings are situated on one assessor's parcel comprising approximately 19.491 acres of land. The land is industrially zoned and is located within the Dixon Landing Business Park. Cushman & Wakefield Research Services has designated this location as the Milpitas market. Since the subject lends itself to research and development uses, our focus will be primarily on the research and development (the high technology) market.

     Industrial Absorption

     The first chart illustrates industrial real estate leasing activity within Silicon Valley by industrial classification from 1989 through 1995. These industrial classifications include high technology (R&D), manufacturing, and warehousing.

     Primarily due to its current level of interior improvements, the subject is considered to be within the high technology sector of the market. We have included statistics for the manufacturing and warehousing sectors of the market due to the current use of the 380 Fairview Way building. It is our opinion, however, that this building could be easily converted to a research and development use, if the need arose.

     We will discuss gross absorption within the high technology sector of the Silicon Valley industrial market.

================================================================================
                   SILICON VALLEY INDUSTRIAL SPACE ABSORPTION
--------------------------------------------------------------------------------
                      1989     1990     1991     1992     1993     1994     1995
================================================================================
High Technology      8,280    8,880    6,035    7,617    8,626   11,697   14,905
Manufacturing        1,770    1,585      875    1,439    1,099    2,867    3,567
Warehouse            3,785    3,540    2,170    2,156    3,600    5,160    5,181
--------------------------------------------------------------------------------
Total               13,835   14,055    9,080   11,212   13,325   19,724   23,654
--------------------------------------------------------------------------------
In Thousands
================================================================================

     The market survey shows that gross absorption during 1989 was approximately
13.8 million square feet (msf). From 1989 to 1990, absorption increased to approximately 14.0 msf. In 1991, absorption declined sharply to slightly over
9.0 msf. In 1992, the market's absorption increased to over 11.2 msf. In 1993, the market experienced significant absorption taking it to over 13.3 msf. The market in 1994 proved to be a banner year with approximately 19.7 msf of absorption. In 1995, absorption was at record levels with approximately 23.6 msf of space absorbed.

     The manufacturing sector shows a steady upward improvement over the past two years while the warehousing sector has posted continued increases from 1991 through 1995.

     As of the second quarter of 1996, high technology absorption was approximately 6.9 million square feet which is on track with 1995's absorption. In the manufacturing sector approximately 1.84 million square feet have been leased. Again, this is consistent with 1995's absorption rate. The warehouse market has posted approximately 2.4 million square feet of leasing activity which may end up to be only slightly below the 1995 annual level.

================================================================================

                                                                       CUSHMAN &
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                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Market Analysis
================================================================================

     The next chart illustrates the absorption of research and development space in the City of Milpitas market from 1991 through 1995.

================================================================================
          RESEARCH AND DEVELOPMENT SPACE ABSORPTION - city of Milpitas
--------------------------------------------------------------------------------
                            1991        1992        1993        1994        1995
================================================================================
High Technology          415,000     475,000     616,000     564,000   1,319,000
================================================================================

     In 1991 leasing activity within the City of Milpitas was approximately 415,000 square feet. In 1992, gross absorption increased by approximately 60,000 square feet to 475,000 square feet. By 1993 absorption significantly increased to approximately 616,000 square feet. Between 1992 and 1993, leasing activity increased by approximately 30%. In 1994, there was approximately 564,000 square feet leased. This is a decline of approximately 8.4% from the 1993 level. Gross absorption dramatically increased from 1994 levels by approximately 134% in 1995.

     Absorption of high technology space stands at approximately 526,000 square feet through the second quarter of 1996.

     Available Research and Development Space

     We surveyed the amount of available research and development space for the last seven years in Silicon Valley. Very little new construction has occurred in the past six years. Most newer research and development projects were completed on a build-to-suit basis rather than as speculative developments as lenders were reluctant to loan on speculative projects.

================================================================================
                    SILICON VALLEY INDUSTRIAL SPACE AVAILABLE
--------------------------------------------------------------------------------
                      1989     1990     1991     1992     1993     1994     1995
================================================================================
High Technology     12,060   13,840   13,710   18,260   15,646   13,002    9,400
Manufacturing        2,135    2,540    2,870    3,780    3,705    4,028    2,487
Warehouse            3,625    3,640    3,460    4,375    4,914    3,286    2,432
--------------------------------------------------------------------------------
Total               17,820   20,020   20,040   26,416   24,265   20,317   14,319
--------------------------------------------------------------------------------
In Thousands
================================================================================

     In 1989, there was 12.1 million square feet (msf) of available high technology space. There was an increase in 1990, to 13.8 msf. Available space decreased modestly to 13.7 msf in 1991. However, the amount of available space increased dramatically in 1992 to 18.3 msf. In 1993, available space in Silicon Valley decreased to approximately 15.6 msf. This downward trend continued through 1994 with 1994 showing only 13.0 msf available. In 1995, available high technology space decreased to approximately 9.4 msf.

     Through the second quarter of 1996, approximately 10.5 million square feet of high technology space is available within Silicon Valley.

     The final chart illustrates the amount of available research and development space in the City of Milpitas market.





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                                       -9-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Market Analysis
================================================================================


================================================================================
           RESEARCH AND DEVELOPMENT SPACE AVAILABLE - City of Milpitas
--------------------------------------------------------------------------------
                            1991        1992        1993        1994        1995
================================================================================
High Technology        1,575,000   1,220,000     973,000   1,091,000     499,545
================================================================================


     The amount of available research and development space in the City of Milpitas market was over 1.575 million square feet (msf) in 1991. In 1992, the amount of available space declined to 1.22 msf. By 1993, available space decreased to approximately 973,000 square feet. In 1994, available space increased slightly to approximately 1.1 msf, or 12.1% more than the 1993 level. Despite this increase, the 1994 level was substantially lower than the 1991 and 1992 levels. In 1995, available high technology space within the City of Milpitas decreased significantly to approximately 500,000 square feet due to record leasing activity.

     As of the second quarter of 1996, there are approximately 206,000 square feet of available space in the high technology sector of the City of Milpitas. This is a substantial decrease from the 1995 year-end posting of approximately 500,000 square feet.

     Research and Development Vacancy Rates/Demand/Lease Rates

     Cushman & Wakefield estimates the industrial vacancy rate within Silicon Valley at approximately 5.3% for 1996. As of June 1, 1996, Colliers Parrish International estimates vacancy at 2.4% for research and development space in the City of Milpitas. This is a decrease from the same time in 1995 which posted a vacancy rate of 6.2% for research and development space.

     Discussions with commercial and industrial brokers reveal that many leases are now being written with CPI increases or stepped increases. They are also quick to point out that lease transactions are built around effective rates.

     Rental rates for research and development space in the subject market and Silicon Valley as a whole, dropped from the mid-1980s to the early-1990s. Rental rates were generally stable between 1992 and mid-1994. However, the increased demand for research and development space has caused rental rates to rise over the past year. According to our survey, coupon rental rates for good quality research and development space in Milpitas typically ranges from $0.70 to $1.35 per square foot per month on triple-net terms, in comparison with rental rates in the $0.60 to $0.70's range in 1993 and 1994. Leases are typically on three to seven-year terms and include periodic rent steps. Consequently, effective monthly rental rates generally range from the low-$0.80's to high-$0.90's per square foot. On triple-net terms, tenants reimburse the landlord for their pro-rata share of all operating expenses in addition to their base rent.

     Landlord concessions are considered to be minimal. In the mid to late-1980's, tenants were often given up to two years of free rent for a five year transaction. However, today, we find that free rent is not a factor in the market. Rarely, one month of free rent for each lease year may be granted.

     Landlords are providing less dollars for tenant improvements on previously improved spaces. Our experience, shows that most lease transactions do provide a minimal tenant improvement allowance usually $5.00 per square foot. In some cases when buildings are outdated for many


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                                      -10-

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Market Analysis
================================================================================


electronic company uses, we find tenant improvements approaching the $20.00 per square foot range.

     In summary, the subject is located in the Milpitas market. The on-going resurgence in demand for research and development space has resulted in higher rental rates and lower vacancy rates. Consequently, most market participants feel that rental rates will rise moderately into the foreseeable future.

     Land Values

     Industrial land prices range from approximately $7.00 to $22.00 per square foot. Sales activity of vacant industrial land is improving as the amount of available industrial space continues to decrease. Buyers are either owner/users or developers of build-to-suit projects rather than speculative builders, at this time. Land values are anticipated to increase at a moderate rate into the foreseeable future as the amount of well located industrial land diminishes.

     Investment Sales

     Cushman & Wakefield's Financial Services Group reports that the market environment for investment sales and financing has changed dramatically over the past year. The national investment sales market is turning from a buyer's market to a modest sellers market. The availability of both debt and equity capital have turned the market around. Real estate as an asset class is again acceptable to pension funds.

Marketing and Exposure Time

     Based on research and development facility sales discussed in detail in the Sales Comparison Approach, and our conversations with brokers active in the market, it is our opinion that the subject property would sell within a six to nine month period if actively marketed for sale.

     The Appraisal Standards Board of the Appraisal Foundation defines exposure time as the estimated length of time that the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market." Based on historical market conditions and the sales analyzed in this report, the exposure time for the subject property is estimated to be roughly equal to the marketing time stated at six to nine months.



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                                      -11-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          PROPERTY DESCRIPTION
================================================================================


Site Description

     The subject site comprises one assessor's parcel which is located within the Dixon Landing Business Park. 1100 Cadillac Court is located on the southeasterly corner of Cadillac Court and Fairview Way. 380 Fairview is located at the southwesterly comer of Fairview Way and California Circle. The site (in total) is irregular in shape and contains 19.491 acres or 849,028 square feet of land area. The topography is level. We have assumed that the soil's load-bearing capacity is sufficient to support the existing structures. All essential utilities including electricity, water, sewer, and telephone are currently serving the site.

     According to Community Panel No. 060344-0001F, effective July 4, 1988, the subject property appears to be situated in Zone AH, an area designated as being within the floodplain. It is our understanding that flood insurance is required for A zoned sites for lending purposes. There is a drainage easement situated along the southerly border of the site.

     The site is not located in a Special Study Zone as established by the Alquist-Priolo Geological Hazards Act.

     The two buildings share approximately 750 parking spaces which results in a parking ratio of 3.2 parking spaces for every 1,000 square feet of building area.

Improvements Description

     1100 Cadillac Court is a one-story, concrete tilt-up research and development building wrapped in glass on all four sides. It comprises approximately 125,280 square feet of net rentable area. It was constructed in 1988. The interior improvements are currently built out as 100% HVAC office space with many private offices. The building offers two grade level loading doors. Sun Microsystems occupies 100% of the building.

     380 Fairview Way is a one-story, concrete tilt-up research and development building wrapped in glass on three sides. The building was constructed in 1980 and comprises 106,560 square feet of net rentable area. The building is suitable for research and development, manufacturing, and distribution uses. The interior build out is 100% HVAC, with 16% office area and 84% manufacturing area, 12 dock high doors and 2 grade level doors.

     As previously mentioned, the subject has concrete surface parking for approximately 750 vehicles, and concrete curbs, and sidewalks. The site is landscaped with trees, ornamental shrubs and plants located around the buildings and parking lot.

     We have specifically assumed that the property complies with the Americans With Disabilities Act, and that potentially hazardous materials have not been used in the construction or maintenance of the property. Overall, the improvements are in average to good condition. No evidence of structural damage was observed on our inspection of the improvements. Further, we are not aware of any major items of deferred maintenance.




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                                      -12-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                           REAL PROPERTY TAXES AND ASSESSMENTS
================================================================================

     The building is subject to the taxing jurisdiction of the City of Milpitas and the County of Santa Clara. The assessors parcel identification number is 022-38-016.

     The assessor's parcel is located in tax rate area 12-003. The 1995-96 tax rate for this area is $1.046 per $100.00 of the property's assessed valuation.

     Under a provision of Article XIIIA of the California Tax and Revenue Code, properties are assessed based on their market value as of March 1, 1975. This valuation may increase only 2% per year until such time as the property is sold, substantial new construction takes place, or the use of the property is changed. Under the foregoing circumstances, the properties may be reassessed to their market value.

     The 1995-96 fiscal year is the most recent year for which assessed valuation and property tax information is available. The assessed value and taxes for the property follows:


     =====================================================================
       Assessed                                                 Totals
       Values
                Land                                         $ 4,808,178
                Improvements                                 $18,098,952
                                                             -----------
       Total Market                                          $22,907,130
       Value
       Tax Rate/$1.00 of Assessed Value                            1.046
                                                             -----------
       Total Taxes                                           $239,608.56
       Direct
       Assessments                                           $ 10,194.70
                                                             -----------
       Total Taxes & Assessments                             $249,803.26
     =====================================================================


     The direct assessments include vector control, library fees, flood control, and open space district. These assessments are perpetual.

     Within the discounted cash flow (DCF) analysis, which is presented later in this report, we estimated real estate taxes based on the appraised value. For DCF purposes, real estate taxes are estimated at $180,000.

     If the subject were sold, it would be reassessed at market value by the County Assessor. The County Assessor commonly bases the market value of a property on its sale price.



================================================================================

                                      -13-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                        ZONING
================================================================================

     The City of Milpitas maintains a Planning Department which has jurisdiction over all development within the city limits. The City Planning Department has designated the zoning for the subject as MP or Industrial Park. The General Plan designation calls for industrial uses, as well.

     Permitted Uses                     Industrial uses including office,
                                        research and development, manufacturing, assembly, and distribution.

     Maximum Building Height            Subject to specific plan development

     Setbacks
        Front                           35 feet
        Rear                            20 feet
        Side                            10 feet for interior lots
                                        35 feet for corner lots

     We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming legal use based on our review of public information.

     The floor area ratio is approximately 27%, overall. However, due to the shared common landscaped and parking areas, it is our opinion that the site is fully developed.

     The zoning also requires one parking space per 300 square feet of building area for research and development and manufacturing uses and one parking space per 500 square feet of warehouse space. The subject building has 3.2 spaces per 1,000 parking capacity, which exceeds the current requirement. Thus, the parking capacity is considered above standard for the zoning and consistent with the market. The final determination of compliance, however, is beyond the scope of a real estate appraisal.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

     We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.







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                                      -14-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          HIGHEST AND BEST USE
================================================================================

Highest and Best Use of Site As Though Vacant

     The highest and best use must be (1) legally permissible, (2) physically possible, (3) financially feasible, and (4) maximally productive. The size, shape, and physical attributes of the site are considered sufficient to accommodate most forms of development. Given the existing master planned industrial zoning and the surrounding master planned development, research and development uses would be most compatible with surrounding development. Further, as discussed in the Market Analysis section of this report, the Milpitas market has continued its recovery with an (June 1996) occupancy level of approximately
97.6 percent. Rental rates for this type of space in the Milpitas area are at $4.44 to $16.20 per square foot (including all classes of space). Further, the market is very active from an occupancy and rental rate perspective. Therefore, it is our opinion the highest and best use of the site is for some type of research and development building.

Highest and Best Use, As Improved

     As noted in the Property Description section of this report, the subject site is improved with two, one-story, 231,840 square foot (combined area) research and development buildings and related site improvements. Constructed in 1980 and 1988, the project is in average- to good condition. Further, the design and layout are considered to be very functional for its current use.

     The market in which the subject competes is stable with increasing occupancy levels and rental rates. Therefore, it is our opinion that the subject property, as improved, is capable of providing an adequate return to the land over the foreseeable future. This conclusion is supported by the data and analysis presented in the balance of this report. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as research and development buildings.

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                                      -15-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                             VALUATION PROCESS
================================================================================

     In this appraisal, we have used the Sales Comparison and the Income Approach to develop market value estimates for the subject property. Because this is a summary report, the level of detail of presentation is less than that found in a self-contained report.

The Cost Approach, was not performed, due to:

     o the age of the improvements which make estimates of physical depreciation subjective, at best, and

     o the relatively little amount of reliance placed on this approach by market participants including investors and brokers.

In the Sales Comparison Approach, we performed the following steps:

     o Investigated the market for recent sales of similar industrial properties.

     o    Analyzed those sales on the basis of the sales price per square foot;
          and

     o Correlated the value indications into a point value estimate from within the range.

In developing the Income Approach we:

     o Studied the rents in effect in this and competing properties to estimate the potential rental income at market levels;

     o Studied the recent history of operating expenses at this and competing properties to estimate an appropriate level of expenses and reserves for replacement;

     o Estimated net operating income and cash flow by subtracting the operating, fixed, and other expenses from the effective gross income; and

     o Prepared a discounted cash flow analysis in which the cash flow and property value at reversion are discounted to an estimate of current market value at a market-derived discount rate. Potential gross revenues are estimated based on a modeling of the actual rents and recovery provisions in effect through the term of existing leases. As the existing leases expire, the buildings are estimated to rent at the then current market rental rate with appropriate allowances for downtime. From potential gross revenues, we subtract vacancy and expenses (operating, fixed, and other) to arrive at an estimate of cash flow over an 11 year forecast.

     The appraisal process is concluded by a review and re-examination of each of the approaches to value that have been employed. Consideration is given to the type and reliability of data used, and the applicability of each approach. Finally, the approaches are reconciled and a final value conclusion is estimated.

================================================================================

                                      -16-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                     SALES COMPARISON APPROACH
================================================================================

Methodology

     In the Sales Comparison Approach, we estimated the value by comparing this property with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

     By analyzing sales which qualify as arms-length transactions between Willing, knowledgeable buyers and sellers, we can identify value and price trends. The basic steps involved in the application of this approach are,

     (1) researching recent, relevant property sales and current offerings throughout the competitive area;

     (2) selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

     (3) identifying sales which include favorable financing and calculate the cash equivalent price;

     (4) reducing the sale prices to common units of comparison, such as price per square foot of building area (in this case net rentable area);

     (5) making appropriate comparative adjustments to the prices of the comparable properties to relate them to the property appraised; and

     (6) interpreting the adjusted sales data and draw a logical value conclusion.

     In analyzing the leased fee estate, the sale prices presented by the comparables were reduced to those common units of comparison used to analyze improved properties that are similar to the subject. Of the available units of comparison, the sales price per square foot of net rentable area (used by buyers, sellers, and brokers) is the most commonly used measurement to value research and development buildings in the marketplace.

     On the following page is a summary of recent market data considered to be most indicative of the subjects current market value.



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                                      -17-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------


                                                        1100 Cadillac Court
                                                          380 Fairview Way
                                              Milpitas, Santa Clara County, California

                                       Office/Research and Development Building Sales Summary

====================================================================================================================================
                                                                                      Percent                               Overall
                                                     Net     Ceiling    Land          Occupied     Cash       Sale          Capital-
   Comp                            Sale      Year  Rentable  Height     Area  Percent  on Date  Equivalent    Price    NOI/ ization
    No.         Location           Date      Built  Area     (Feet)   (Acres)  Office  of Sale  Sale Price   Per SF     SF    Rate
====================================================================================================================================
   l-1  1210 California Circle     May-96    1984   120,576  9' to 16'   9.45  100.0%  100.0%   $12,670,000  $105.08  $10.05   9.6%
        Milpitas, California
   l-2  45757 Northport Loop       Apr-96    1983   103,060  9' to 16'   6.50   68.0%  100.0%    $9,278,000   $90.03   $8.11   9.0%
        Fremont, California
   l-3  1565 Barber Lane           Feb-96    1982   102,240  9' to 17'  12.66   60.0%  100.0%   $10,850,000   $48.20   $4.62  10.0%
        1550 Buckeye Drive         Feb-96    1982   132,624  9' to 17'  total   30.0%  100.0%
        Milpitas, California               ren. 1985
   l-4  McCandless Technology Park Apr-95    1985   344,925  9' to 17' 22.909   70.0%   88.0%   $18,500,000   $53.63   $5.62  10.8%
        Milpitas, California                 1988
   l-5  350 East Plumeria Drive    Sep-95    1984   141,620  9' to 18'   8.11   30.0%  100.0%    $8,325,000   $58.78   $7.04  12.0%
        San Jose, California
====================================================================================================================================
Subject 1100 Cadillac Court        Jul-96    1988   125,280  9' to 26'  9.752  100.0%  100.0%         N/A      N/A     $7.59*   N/A
        380 Fairview Way                     1980   106,560             9.739   16.0%  100.0%
        Milpitas, California                        -------            ------
                                                    231,840            19,491
====================================================================================================================================

                                   Low       1982   102,240  9' to 16'   6.50   30.0%   88.0%    $8,325,000   $48.20   $4.62   9.0%
        Data Range                 High      1988   344,925  9' to 18' 22.909  100.0%  100.0%   $18,500,000  $105.08  $10.05  12.0%
                                   Mean      1984   157,508  9' to 17' 11.926   59.7%   98.0%   $11,924,600  $ 70.74   $7.13  10.3%

* Note: The subject's NOI per square foot is based on the income forecasted in the Income Approach of this report.
====================================================================================================================================




                                      -18-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Sales Comparison Approach
================================================================================

     The comparable properties are generally similar from a physical standpoint to the subject, but there are some differences in terms of economic characteristics as some of the comparables reflected below-market rents. Generally speaking, the investment market for this type of product is fairly broad, including foreign, national, and local investors.

Sales Price Per Square Foot Analysis

     The five comparables indicate sales prices ranging from $46.20 to $105.08 per square foot of net rentable area on a cash equivalent basis. The prices per square foot are influenced by the differences in construction quality, occupancy levels, character of the tenancy, economics, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology.

     Property Rights Conveyed

     All comparables involved the transfer of the leased fee estate. Therefore, no adjustment for property rights is indicated.

     Seller Financing/Cash Equivalency

     With the exception of comparable 1-3, all of the comparables were sold on the basis of cash to the seller. In the case of comparable 1-3, the seller provided market financing equivalent to 70% of the sales price (7.75%, 20 year amtz, due in 7 years). Thus, no adjustment for seller financing/cash equivalency is indicated for the comparables.

     Conditions of Sale

     Comparable 1-4 sold to a developer as an REO sale. The sales price reported in the summary chart does not include the cost of the three vacant parcels of land which were also purchased at the time of sale. Thus, an upward adjustment is indicated for this inferior condition (REO) of sale for comparable 1-3. We identified no special motivational conditions concerning the remaining comparables; therefore, no adjustments for conditions of sale were made.

     Date of Sale

     The market began to improve in late-1994. It is our opinion that an upward adjustment is indicated for the 1995 sales (comparables 1-4 and 1-5).

     Location

     A downward adjustment for location is indicated for comparable 1-5 due to its superior North San Jose location. No further adjustment for location is indicated for the remaining comparables.

     Condition

     All comparables were constructed in the 1980's and are considered similar to the subject in terms of overall condition.

     Level of Interior Improvements

     The subject offers a mix of interior build outs with one building at 100% office area and the other building with only 16% office area (which also included a clean room, class not clearly

================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                    Sales Comparison Approach
================================================================================

determined). On average, the subject offers only 58% office area. Thus, downward adjustments are indicated for comparables 1-1 and 1-4 while an upward adjustment is indicated for comparable 1-5.

     Economic Characteristics

     The subject is currently operating at slightly below market rent levels. The market has been steadily improving since late-1994. At sale, comparables
1-1 and 1-2 were operating at market rent levels with long term leases in-place. Thus, downward adjustments are indicated for these comparables. At sale, comparable 1-3, 1-4, and 1-5 were operating at below market levels. Further, the tenants of comparables 1-3 and 1-5 were having financial difficulties. The developer who purchased comparable 1-4 stated that many of the existing leases were going to roll over within the next one to two years (from the sale date). He anticipated an increase in market rent levels and estimated that he bought the comparable, at least, 25% below market levels.

     Reconciliation and Conclusion

     Overall, comparables 1-1 and 1-2 are adjusted downward and comparables 1-3 through 1-5 are adjusted upward. Comparables 1-1 and 1-2 are the most recent sales. Each of these comparables is leased at market rents on a long term basis. Comparable 1-3 was purchased primarily based on the buyer's requirement of using a 10.0% capitalization rate. Income for this comparable was quite low. As a result, the price per square foot sets the low end of the range. Comparable 1-4 was an REO sale with a significant amount of upside potential. The resulting price per square foot is indicative of these conditions. Comparable 1-5 was operating at below market rent levels by a tenant who was having financial difficulty at the time of sale. As a result, the comparable sold with a low price per square foot indicator.

     In our opinion, most weight is given to comparables 1-1 and 1-2 at the high end and comparables 1-4 and 1-5 at the low end. Little weight is given to comparable 1-3. These comparables sold from $53.63 and $105.08 per square foot. Based upon all of the above data, we believe the value of the subject would be in the range of $70.00 to $75.00 per square foot of net rentable area, or $72.50 per square foot, on average. Thus, our value by the Sales Price Per Square Foot method is as follows:

================================================================================
                       Sales Price Per Square Foot Summary
================================================================================
Net Rentable Area         Sales Price Per               Indicated
       (SF)                 Square Foot                   Value

================================================================================
      231,840       X          $72.50        =         $16,808,400
                              Rounded To:              $16,810,000
================================================================================


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              INCOME APPROACH
================================================================================

Methodology

     The Income Approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of anticipation underlying this approach is that investors recognize the relationship between an assets income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated and the most appropriate capitalization method must be selected.

     The two most common methods of converting net income into value are through direct capitalization and a discounted cash flow analysis. In direct capitalization, the net operating income is divided by an overall capitalization rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future income streams and a reversionary value are discounted to a net present value at a chosen yield rate (internal rate of return).

     The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property. However, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a more difficult technique to administer. Direct capitalization is further inhibited by the numerous variables that exist with multiple leases, with staggered lease terms or varying lease structures; the lease-up of vacant space; and differing tenant finish allowances, depending upon whether the space is in a shell or second generation state. Case in point, direct capitalization cannot recognize the anticipated strengthening that will continue to occur in the Silicon Valley industrial market over the near term.

     Given these numerous variables, coupled with our inquiries of participants in the marketplace, we feel that the majority of investors for a property like the subject would utilize the discounted cash flow method, in an attempt to mirror the expectations relative to those variables. Overall, market conditions are still below normalized levels (although the subjects submarket and direct competition are strengthening rapidly). Consequently, the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current period, as well as the projected recovery (primarily rental rates in the subject's case). Also, the discounted cash flow methodology can better quantify the impact of multi-tenant leases, with staggered lease terms or varying rental rate structures than the direct capitalization technique. Therefore, it is our opinion that the discounted cash flow method is the most appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in this analysis. However, at the conclusion of the Income Approach, we will analyze the resulting overall capitalization rate derived from the discounted cash flow analysis as a check for reasonableness.

     In the following sections, we will first analyze the subject's existing leases and market rents before discussing the subject's operating expenses and preparing the discounted cash flow analysis.

     Leases for research and development space are written on triple-net terms. In the triple-net lease the tenant pays for property taxes, insurance, operating expenses, and management. The landlord is responsible for the structural components including the exterior walls and the roof structure, and at times, the roof membrane.

================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================

     Summary of Existing Leases

     Sun Microsystems leases the 1100 Cadillac Court building. The building comprises 125,280 square feet of net rentable area. The lease commenced on July 15, 1995 and expires on June 30, 2000. The rent is written on a triple-net basis. The rent is flat at $0.75 per square foot per month ($9.00/square foot/year).

     Applied Materials leases the 380 Fairview Way building. The building comprises 106,560 square feet of net rentable area. The lease commenced on January 1, 1995 and expires on June 30, 2000. The rent is written on a triple-net basis. The rent schedule follows:

           From/to                 Monthly/Sq.Ft            Annual/Sq.Ft.
           7/95 to 6/98                $0.53                   $6.36
           7/98 to 6/00                $0.56                   $6.72

     Lease Expirations

     As part of our risk analysis, we recognize that both leases expire on June 30, 2000. Fortunately, that is four years away. Thus, over the near term, the leasing exposure is fairly nominal from a risk perspective.

     None of the renewal options contained in the existing leases specify below market rates. Therefore, at the expiration of those leases which contain renewal options, we have assumed normal renewal probabilities.

     Estimate of Current Market Rent

     All of these comparables are considered to be generally similar with respect to location and amenities by comparison to the subject property.

     On the following page is a summary of properties utilized in our rent comparable analysis.

================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                              1100 Cadillac Court

                                380 Fairview Way

                              Milpitas, California

                       Industrial Building Rental Summary

=================================================================================================================================
                                                                                                  Actual                     Tenant
                                                     Net     Ceiling  Building          Overall  Effective Lease            Improve-
Comp.                             Date of   Year   Rentable  Height    Area     Percent Percent   Lease    Term    Expense    ment
 No.          Name/Location        Lease    Built    Area    (Feet)  Leased(SF)  Office  Leased  Rate(SF) (Years)Provision Allowance
====================================================================================================================================
R-1        1210 California Circle   01/96   1984    120,576    16     120,576     100.0%   100.0%  $11.28   10      Net        As is
           Milpitas, California
R-2        150 River Oaks Parkway   04/96   1980's  100,024    22     100,024      70.0%   100.0%  $10.33   10      Net       $12.00
           San Jose, California
R-3        78 East Trimble          01/96   1980     95,000     9      95,000     100.0%   100.0%  $12.48   10      Net       $24.10
           San Jose, California
R-4        5555 Auto Mall Parkway   03/96   1996    177,005    24     177,005       8.0%   100.0%   $5.16   10      Net        $4.50
           Freemont, California
R-5        48451 Warm Springs       05/96   1996     49,252    24      49,252       5.0%   100.0%   $5.04    5      Net        $4.00
           Blvd.
           Freemont, California
====================================================================================================================================
Subject    1100 Cadillac Court      7/95    1988    125,280     9     125,280       100%   100.0%   $9.00    5      Net         NA
           380 Fairview Way         1/95    1980    106,560    26     106,560      16.0%   100.0%   $6.50    5      Net         NA
           Milpitas, California
====================================================================================================================================
           Data Range           Low     1980     49,252     9      49,252       5.0%   100.0%   $5.04    5                 $4.00
                                High    1996    177,005    24     177,005     100.0%   100.0%  $12.48   10                $24.10
                                Mean    1989    108,371    19     108,371      56.6%   100.0%   $8.86    9                $11.15

* Based on the total area leased, not just the finished office area.
====================================================================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================

     Comparables R-1 through R-3 represent recent rent comparables for the 1100 Cadillac Court building which is occupied by Sun Microsystems. Sun Microsystems leased the subject in June, 1995. Since that time, rent levels have continued to increase. Thus, the rent range for the Sun building ranges from $9.00 to $11.28 per square foot of net rentable area, including the subject lease. The comparables were, however, leased for a longer term (10 years) due to the diminishing supply of larger research and development buildings. Tenant improvement allowances ranged up to $24.10 per square foot. It is our opinion that the subject 1100 Cadillac Court building would lease at $9.60 per square foot. In addition, the rent would increase each year by approximately 3.5%.

     Comparables R-4 through R-5 represent recent rent comparables for the 380 Fairview Court building which is occupied by Applied Materials. Applied Materials leased the subject in January, 1995. As previously stated, rent levels have continued to increase. Thus, the rent range for the Applied Materials' building ranges from $5.04 to $6.50 per square foot of net rentable area, including the subject lease. The comparables, however, are warehouse buildings which offer less office space than the subject. It is our opinion that the subject could easily be converted for a more intense research and development use, if the need arose. Tenant improvement allowances ranged from $4.00 to $4.50 per square foot. It is our opinion that the subject 380 Fairview Way building would lease above the range at $6.60 per square foot. In addition, the rent would increase each year by approximately 3.5%.

     After considering the competitive properties, it is our opinion that the following parameters are representative of a market lease for the subject property as of the effective date of appraisal:

     1) The market rental rate for the subject building located at 1100 Cadillac Court is estimated to equate to $9.60 per square foot of net rentable area, triple-net. The market rental rate for the subject building located at 380 Fairview Way is estimated to equate to $6.60 per square foot of net rentable area, triple-net.

     2)   Future leases are assumed to have five year lease terms.

     3) The tenant improvement allowance is projected to be $5.00 per square foot on a weighted average for tenant renewals of second generation space. The possible high cost to retrofit the current high level of private office space in the 1100 Cadillac Court building is offset by the minimal improvement dollars required to retrofit the 380 Fairview Way building.

Rental Rate Forecast

     Several brokers indicated to us that the quoted rental rates for the buildings that compete with the subject property have recently experienced significant increases. Our historical survey presented earlier in the Market Analysis section supports this contention. Furthermore; it is our opinion that the subject will likely experience fairly healthy rental rate increases over the next several years because of increasingly higher occupancy rates in the subject's market area, coupled with the fact that no new construction will likely take place because it is not yet feasible from a rental rate perspective.


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================
As such, we have forecasted a 3.5% annual compounded increase in the market rental rate for the subject property over the entire holding period in the discounted cash flow analysis.

Expense Recovery Income

     In a triple-net lease, the tenant pays for fixed and variable operating expenses including property taxes, insurance, common area maintenance (R&M), utilities, and management. Based on the subject's 1996 budget and our discounted cash flow analysis, we have estimated recoveries at $425,223 for the fiscal year ending July 31, 1997 (see DCF).

Vacancy and Collection Loss

     Both the investor and the appraiser are primarily interested in the cash revenue that an income property is likely to produce annually over a specified period time rather than what it could produce if it were always 100 percent occupied and all the tenants were actually paying their rent in full and on time. It is normally a prudent practice to expect some income loss, either in the form of actual vacancy or in the form of turnover, non-payment, or slow payment of rent.

     Regarding collection loss specifically, we have applied a one percent loss factor throughout the holding period primarily as a contingency for potential collection problems and tenant defaults. This collection loss factor is applied to rental income from all tenants.

     We have projected an approximate four month vacancy period at the expiration of every lease with an average lease term of five years. This equates to a 6.3 percent vacancy factor (four months divided by 64 months including the four months vacancy). Our analysis includes a 50 percent probability of rollover (existing tenants re-leasing their space) and a 50 percent probability of turnover (existing tenants vacating the premises and new tenants leasing the vacated space).

     The resulting physical (rollover/turnover) occupancy level for the property within the cash flow is 95.4 percent. In addition to this physical occupancy, we have projected a 1.0 percent economic vacancy factor, as previously noted. Therefore, the overall average occupancy factor over the projection term is 94.5 percent.

     The average occupancy level of the subject property's submarket is 97.6 percent for research and development space and 95.8 percent for industrial space according to Colliers Parrish (June 1996). This is an increase from the 93.8 percents (R&D) posted in June, 1995.

Operating and Fixed Expenses

     On the facing page is our Income and Expense Summary for the subject property. We based our estimated operating expenses on a review of the 1995 actual itemized expenses for the subject property. In addition, we were provided with the property's 1996 budget. Finally, this data was compared with known operating statements of similar projects, and consultations with the local property management personnel, as well as Cushman & Wakefield's Management staff.

     Our initial inputs for the DCF analysis are based on the historic and budgeted expenses as well as our appraisal files for other similar buildings. An explanation of our initial inputs follows:


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                           Income Approach
================================================================================

Operating Expenses

     Property Taxes

     The initial input for the discounted cash flow is based on the appraised Value times the tax rate plus the direct assessments giving consideration to the range of values indicated by the approaches to value.

     Insurance

     Insurance costs are estimated by using the subject's budgeted 1996 forecast for insurance and other similar type buildings in the market.

     Common Area Charges

     Common area charges are estimated by using the subject's budgeted 1996 forecast for insurance and other similar type buildings in the market.

     Management Fee

     Management expense is estimated at a market rate of 3.0% of the effective gross income.

     Other Expenses:

     Other operating expenses include Tenant Improvements, Leasing Commissions, and Capital Replacement/Reserves. The probability of incurring future leasing commissions and tenant alterations is based on a 50 percent probability of turnover (an existing tenant vacates a space and the space is released to a new tenant) and a 50 percent probability of rollover (an existing tenant relets his space).

     Tenant Improvements - We have factored a weighted average of $5.00 per square foot allowance for subsequent leases.

     Tenant improvement costs are projected to increase at a rate of 3.5 percent per year through the projection period.

     Leasing Commissions - For the period under analysis, leasing commissions for all new leases are estimated to be 6.0 percent for year 1; 5.0% for years 2 and 3; 4.0% for year 4; and 3.0% for year 5. Renewal commissions without brokerage participation.

     As a result of these projections, the weighted average commission applied to all expiring space is equal to one-half of the schedule shown above.

     Capital Replacements/Reserves - Reserves for replacements are or should be set aside to accumulate an amount sufficient to replace and/or repair certain major building components over time, i.e., roof, major parking lot repairs, HVAC systems, etc. during the period under analysis. Based on the expense behavior of other comparable properties and the age of the subject property, we have estimated capital replacements/reserves at $0.10 per net rentable square foot, increasing by 3.5 percent per year throughout our analysis.

================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================

     Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for the fiscal year ending in July 1997 equates to $426,278 ($1.84 per square foot of net rentable area), excluding the capital replacements, tenant improvements and the leasing commissions. Our total projected expenses appear reasonable when compared to the historical experience and the 1996 budgeted amount. The primary difference is the decrease in the tax assessment used for the discounted cash flow analysis.

Cash Flow Model

     In the calculation of the cash flow forecasts and investment results produced under these assumptions, projections and parameters, we employed the Pro-Ject Plus+ computer program. The program has the flexibility to allow for a tenant-by-tenant analysis of the subject as encumbered by the existing leases. It also allows for a variety of assumptions regarding future income streams and expenses. The annual cash flow report can be found on the following page.


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 SUN AND APPLIED MATERIALS BUILDING
                                                      PROJECT DESIGNATOR: CADI
                                                       REVISION: 7/30/96 16:01
                                                       ANNUAL CASH FLOW REPORT
                                                    BEGINNING 8/1/96 FOR 11 YEARS

                        FY1997        FY1998       FY1999        FY2000        FY2001         FY2002         FY2003        FY2004
INCOME
------
MINIMUM RENT:
ALL TENANTS            1,805,242     1,808,439    1,843,603     1,689,970     1,640,370      2,244,573      2,323,133     2,404,443
                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
TOTAL MINIMUM RENT     1,805,242     1,808,439    1,843,603     1,689,970     1,640,370      2,244,573      2,323,133     2,404,443

RECOVERIES
REIMBURSABLES:           426,223       436,753      447,826       409,599       356,874        493,584        507,752       522,354
                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
TOTAL RECOVERIES         426,223       436,753      447,826       409,599       356,874        493,584        507,752       522,354

                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
GROSS RENTAL
INCOME                 2,231,465     2,245,192    2,291,429     2,099,569     1,997,244      2,738,157      2,830,885     2,926,797
CREDIT LOSS              (44,629)      (44,904)     (45,829)      (41,991)      (39,945)       (54,763)       (56,618)      (58,536)
                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
TOTAL INCOME           2,186,836     2,200,288    2,245,600     2,057,578     1,957,299      2,683,394      2,774,267     2,868,261

EXPENSES
--------
PROPERTY TAX             182,100       185,742      189,457       193,246       197,111        201,053        205,074       209,176
INSURANCE                117,348       121,455      125,706       130,106       134,659        139,372        144,251       149,299
COMMON AREA               61,225        63,368       65,586        67,881        70,257         72,716         75,261        77,895
MANAGEMENT FEE            65,605        67,368       67,369        61,727        80,502         83,228         83,228        86,048
                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
TOTAL EXPENSES           426,278       436,574      448,117       452,960       460,746        493,643        507,814       522,418
                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
NET OPERATING
INCOME                 1,760,558     1,763,714    1,797,483     1,604,618     1,496,553      2,189,751      2,266,453     2,345,843

ALTERATIONS                    0             0            0             0     1,330,208              0              0             0
COMMISSIONS                    0             0            0             0       269,758              0              0             0
RESERVES                  23,200        24,012       24,852        25,722        26,623         27,554         28,519        29,517
                       ---------     ---------    ---------     ---------     ---------      ---------      ---------     ---------
CASH FLOW              1,737,358     1,739,702    1,772,631     1,578,896     (130,036)      2,162,197      2,237,394     2,316,326


                                 FY2005            FY2006            FY2007
INCOME
------
MINIMUM RENT:
ALL TENANTS                     2,488,599         1,747,695         2,727,787
                                ---------         ---------         ---------
TOTAL MINIMUM RENT              2,488,599         1,747,695         2,727,787


RECOVERIES
REIMBURSABLES:                    528,219           359,278           564,179
                                ---------         ---------         ---------
TOTAL RECOVERIES                  528,219           359,278           564,179


GROSS RENTAL
INCOME                          3,016,818         2,109,973         3,291,966
CREDIT LOSS                       (60,336)          (42,139)          (65,839)
                                ---------         ---------         ---------
TOTAL INCOME                    2,956,482         2,064,834         3,226,127

EXPENSES
--------
PROPERTY TAX                      213,359           217,626           221,979
INSURANCE                         154,525           159,933           165,531
COMMON AREA                        80,622            83,443            86,364
MANAGEMENT FEE                     88,694            61,945            96,784
                                ---------         ---------         ---------
TOTAL EXPENSES                    537,200           522,947           570,658
                                ---------         ---------         ---------
NET OPERATING
INCOME                          2,419,282         1,541,887         2,655,469

ALTERATIONS                             0         1,635,166                 0
COMMISSIONS                             0           331,600                 0
RESERVES                           30,550            31,619            32,726
                                ---------         ---------         ---------
CASH FLOW                       2,388,732          (456,498)        2,622,743

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Income Approach
================================================================================

Terminal Capitalization Rate Selection

     A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. The rate is applied to the eleventh year estimate of net operating income before making deductions for leasing commissions, tenant improvement allowances, or capital reserves. We estimated an appropriate terminal rate based on the indicated capitalization rates of the improved property sales in today's market, as summarized below.


               ====================================
                 Summary of Capitalization Rates
               ====================================
                   Sale            Capitalization
                   No.                  Rate
               ====================================
                   1-1                  9.6%
                   1-2                  9.0%
                   1-3                 10.0%
                   1-4                 10.8%
                   1-5                 12.0%
               ====================================

     A premium is generally added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including possible changes in market conditions for the property. Investors typically add 50 to 100 basis points to the going-in rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

     Considering the survey results and comparing the subject property to the comparables included in the Sales Comparison Approach, but also tempered by the fact that capitalization rates are failing (which is not reflected in the sales, except for comparables l-1 and l-2), we are of the opinion that a 10.5 percent terminal capitalization rate is appropriate to apply to the subject's projected net operating income in the eleventh year. This results in an estimated terminal value (or sales price) for the property at the end of the 1Oth year of $25,290,181 ($2,655,469.105).

     From this projected sales price, the estimated costs of sale for such items as real estate commissions, closing costs, legal fees, as well as others, must be deducted. We have estimated these cost to be three percent of the sales price resulting in cash flow from the sale of the property in the tenth year of $24,531,476 ($25,290,181 - $758,705).

Discount Rate Analysis

     We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

     Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================

===================================================================================================================
                                   CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES
                            SUMMER 1996 NATIONAL INVESTOR SURVEY FOR INDUSTRIAL BUILDINGS
===================================================================================================================
           GOING IN           TERMINAL             IRR             INCOME             EXPENSE
                                                                   GROWTH             GROWTH          Projection
----------------------------------------------------------------------------------------------------
         LOW      HIGH      LOW      HIGH     LOW       HIGH     LOW      HIGH      LOW      HIGH       Period
===================================================================================================================

Mean     9.3       9.8      9.8      10.8     12.0      12.4     3.3      4.0       3.2      3.9       8.5-9.8
-------------------------------------------------------------------------------------------------------------------
Range    8.5      11.0      9.5      11.0     11.0      20.0     3.0      4.0       3.0      4.0         5-11
-------------------------------------------------------------------------------------------------------------------
No. of Responses: 14 to 18
===================================================================================================================


     This table summarizes the investment parameters of some of the most prominent investors currently acquiring good quality office building properties in the United States. The entire survey is included in the Addenda to this report.

     The investors internal rates of return cited above range from 11.0 to
20.0 percent. We have selected a 12.0 percent discount rate for the subject property.

     The internal rate of return and terminal capitalization rate selected for this; analysis were strongly influenced by our recent Investor Survey, but we also relied very heavily on the anecdotal data from Cushman & Wakefield's Financial Services Group. Furthermore, we realize that the survey reflects target rates rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of rate for our cash flow model.

Discounted Cash Flow Chart

     The discounted cash flow matrix can be found on the following page.


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================

       PURCHASE/SALE YIELD TABLE FOR SUN AND APPLIED MATERIALS BUILDINGS
                           REVISION: 7/30/96 o 16:01
            Purchase Price(000's)/Cap Going in as a function of IRR
            All Cash analysis (Purchased August 1996 Sold July 2007)

                        Sale Price(000's)/Terminal Cap

                 26,723   26,071   25,451   24,559   24,294   23,754  23,238
   1RR           10.00    10.25    10.50    10.75    11.00    11.25   11.50
  ---------------------------------------------------------------------------
  11.00          18,559   18.352   18,155   17,968   17,788   17,617  17,453
                  9.49     9.59     9.70     9.80     9.90     9.99   10.09
  11.50          17,927   17,730   17,542   17,364   17,193   17,030  14,874
                  9.82     9.93    10.04    10.14    10.24    10.34   10.43
  12.00          17,323   17.136   16,958   16,387   16,625   16,470  16,321
                 10.16    10.27    10.38    10.49    10.59    10.69   10.79
  12.50          16,748   16.569   16,400   16,238   16,083   15,935  15,794
                 10.51    10.63    10.74    10.84    10.95    11.05   11.15
  13.00          16,198   16,029   15,867   15,712   15,565   15,424  15,290
                 10.87    10.98    11.10    11.20    11.31    11.41   11.51
  13-50          15,674   15,512   15,358   15,211   15,071   14,937  14,808
                 11.23    11.35    11.46    11.57    11.68    11.79   11.89


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                              Income Approach
================================================================================

Conclusions Via the Income Approach

     The resulting value estimate is $16,960,000 (rounded), or $73.15 per net rentable square foot, which translates in a 10.4 percent
($1,760,558/$16,960,000) going-in capitalization rate.


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================


     Value indications for the subject property by the Approaches to Value are indicated as follows:

              Cost Approach                              NA
              Sales Comparison Approach              $16,810,000
              Income Approach                        $16,960,000

     In the reconciliation, each approach to value is considered in order to determine the reliability of the data in each and to weigh which approach best represents the actions of typical users and investors in the market.

     The Cost Approach was not utilized in this appraisal primarily due to the subjectivity in estimating physical depreciation and the little reliance placed by market participants in using this approach to value this type of asset.

     The Sales Comparison Approach, is based on the principle of substitution which implies that a prudent person will not pay more to buy or rent a property than it would cost to buy a comparable substitute property. In this approach, the subject property was compared with five comparable building sales. We analyzed the sales using the sales price per square foot due to the market's preference for this method. Although various dissimilarities between the sales and the subject were noted, the general analysis is believed to provide reasonable support for our value conclusion. As such, the Sales Comparison Approach is afforded appropriate weight in the final conclusion.

     The Income Approach is based upon investor expectations for the income stream generated by an income producing property. After estimating gross income and the absorption of the vacant space, deductions were made for vacancy and collection losses, and variable, fixed and other expenses. The resulting net operating income was then converted into an indication of value by means of discounted cash flow model.

     Since investment properties are generally bought and sold based upon their income generating ability, all sources of pertinent data were carefully researched. It is our opinion that the Income Approach is the most reliable indicator of the value of the subject since the intent of our analysis was to mirror investor expectations.

     Therefore, giving primary weight to the indication of value via the Income Approach, as supported by the Sales Comparison Approach, we have formed an opinion that the market value of the leased fee estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of July 26,1996, was:

              SIXTEEN MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS
                                  $16,950,000


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   RECONCILIATION AND FINAL ESTIMATE OF VALUE
================================================================================


Marketing Time

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal, and exposure time is presumed to precede the effective date of appraisal.

     The estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

     Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of projects like the subject, as well as our assessment of the local real estate market and economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would approximate six to nine months.


================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================



Appraisal means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and limiting Conditions are annexed.

Property means the subject of the Appraisal.

C&W means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

Appraiser(s) means the employee(s) of C&W who prepared and signed the Appraisal.

The Appraisal has been made subject to the following assumptions and limiting conditions:

1) No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2) The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3) The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4) The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material %Without C&W`s prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5) Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6) The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental

================================================================================

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

     consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7) The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8) The forecasted potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9) The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10) Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11) Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   CERTIFICATION OF APPRAISAL
================================================================================




We certify that, to the best of our knowledge and belief.

1) I, George J. Geranios inspected the property, and I, Kenneth E. Matlin, MAI, have reviewed the report and concur with the findings contained herein.

2)   The statements of fact contained in this report are true and correct.

3) The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4) We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5) Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6) No one provided significant professional assistance to the persons signing this report.

7) Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8) The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9) As of the date of this report, Kenneth E. Matlin, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.



/s/ George J. Geranios
-------------------------
George J Geranios
Valuation Advisory Services
Certification No. AGO1 1942


/s/ Kenneth E. Matlin
-------------------------
Kenneth E. Matlin, MAI Managing
Director Valuation Advisory Services
Certification No. AGO02022


================================================================================

                                      -37-
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                      ADDENDA
================================================================================

     Project Assumptions and Analysis
     Cushman & Wakefield Investor Survey
     Qualifications of Kenneth E. Matlin
     Qualifications of George J. Geranios


==============================================================================

                                     -38-

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                      SUN AND APPLIED MATERIALS BUILDINGS
                           PROJECT DESIGNATOR: CADI
                           REVISION: 7/30/96 o 16:08
                          PROJECT ASSUMPTIONS REPORT
                             INCLUDING ALL TENANTS

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF SUN AND APPLIED MATERIALS BUILDINGS BEGINNING 8/1996 FOR 15 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES
-------------

NRA
1996 VALUE -     231,940
THEREAFTER - CONSTANT

GROWTH RATES
------------

MR-G
1 9 9 6 VALUE -    3.50
THEREAFTER - CONSTANT

CPIG
1996 VALUE -       3.50
THEREAFTER - CONSTANT

EX-G
1996 VALUE -       3.50
THEREAFTER - CONSTANT

TX-G
1996 VALUE -       2.00
THEREAFTER - CONSTANT


MARKET RATES
------------

MR-S
1996 VALUE -       0.80
THEREAFTER - GROWING AT GROWTH RATE MR-G

MR-A
1996 VALUE -       0.55
THEREAFTER - GROWING AT GROWTH RATE MR-G

TI-W
1996 VALUE -       5.00
THEREAFTER - GROWING AT GROWTH RATE CPIG


MISCELLANEOUS INCOMES
---------------------

NONE



EXPENSES

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

PROPERTY TAX       , REFERRED TO AS PTAX
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     180,000
THEREAFTER - GROWING AT GROWTH RATE TX-G

INSURANCE          , REFERRED TO AS INSU
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -     115,000
THEREAFTER - GROWING AT GROWTH RATE EX-G

COMMON AREA        , REFERRED TO AS CAM
CHARGED AGAINST NET OPERATING INCOME
1996 VALUE -      60,000
THEREAFTER - GROWING AT GROWTH RATE EX-G

MANAGEMENT         , REFERRED TO AS MGMT
AN INFORMATIONAL  EXPENSE

1996 VALUE   -    65,433
1997 VALUE   -    65,728
2998 VALUE   -    66,612
2999 VALUE   -    67,505
2000 VALUE   -    46,484
2001 VALUE   -    78,950
2002 VALUE   -    81,623
2003 VALUE   -    84,388
2004 VALUE   -    87,248
2005 VALUE   -    74,427
2006 VALUE   -    79,234
2007 VALUE   -    98,330
2008 VALUE   -   101,669
2009 VALUE   -   105,124
2010 VALUE   -   106,698
THEREAFTER   -CONSTANT

REIMBURSABLES      , REFERRED TO AS REIM
AN INFORMATIONAL EXPENSE
+100.0% OF PTAX+100.0% OF INSU
+100.0% OF CAM +100.0% OF MGMT

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1996 VALUE -         2.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1996 VALUE -         3.00
THEREAFTER - CONSTANT

COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - PERCENT OF EACH YEAR'S RENT:
YEAR 1 - 6.000%
YEAR 2 - 5.000%

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

YEAR 4 -  4.000%
YEAR 5 -  3.000%

STANDARD METHOD #2   PERCENT OF EACH YEAR'S RENT:
YEAR 1 - 3.000%
YEAR 2 - 2.500%
YEAR 3 - 2.500%
YEAR 4 - 2.000%
YEAR 5 - 1.500%

STANDARD METHOD #3    0.000% OF TOTAL RENT

STANDARD METHOD #4    0.000% OF TOTAL RENT

STANDARD METHOD #5    0.000% OF TOTAL RENT

COMMISSION PAYOUTS

------------------
STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

NONE

ALTERATION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD 42 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT


COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

RESERVES
1996 VALUE -      23,200

THEREAFTER - GROWING AT GROWTH RATE EX-G

PRIMARY CLASSIFICATION CODES
--------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

NONE

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

SALES VOLUME PROFILE
--------------------

           PERCENT OF       RELATIVE
MONTH     ANNUAL SALES      VOLUME
-----     ------------      --------
 JAN           8.33%           1.00
 FEB           8.33%           1.00
 MAR           9.33%           1.00
 APR           8.33%           1.00
 MAY           8.33%           1.00
 JUN           8.33%           1.00
 JUL           8.33%           1.00
 AUG           8.33%           1.00
 SEP           8.33%           1.00
 OCT           8.33%           1.00
 NOV           8.33%           1.00
 DEC           8.33%           1.00
             -------         -------
TOTALS       100.00%           12.00

GLOBAL  RECOVERIES

-----------------

NONE

TENANT PROLOGUE
---------------


MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/MONTH
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/MONTH

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SOUARE FOOT/MONTH
MARKET RATES INT9:RPRETED AS AMOUNTS/SQUARE FOOT/MONTH

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------


NONE



TENANTS

THERE ARE A TOTAL OF    2 LEASEHOLD TENANT(S):

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

-------------------------------------------------------------------------------

#1 - SUITE 1100        SUN MICROSYSTEMS
BASE LEASE DATES:       7/1995 TO 6/2000
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         125,280
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -     0.75/SF/MO

RECOVERIES:

REIMBURSABLES
PRO-RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

               LENGTH    VACANT     SQ FT   MONTHS OF
TERM      YEARS-MONTHS   MONTHS   INCREASE  FREE RENT   COMMISSIONS ALTERATIONS
----      ------------    ------   --------  ---------   -----------  ---------
  1         5.00            4       NONE        NONE         YES         YES
  2         5.00            4       NONE        NONE         YES         YES
  3         5.00            4       NONE        NONE         YES         YES

RENEWAL MINIMUM RENT:
MARKET RATE MR-S MULTIPLIED BY 1.000

INCREASING AT GROWTH RATE CPIG PER YEAR   DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

REIMBURSABLES

PRO RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS: STANDARD METHOD #2
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE TI-W
RENEWAL PAYOUT:        CASHED OUT

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

   ---------------------------------------------------------------------------

# 2 - SUITE 380        APPLIED MATERIALS
BASE LEASE DATES:      1/1995 TO 6/2000
TYPE OF TENANT:        OFFICE
SQUARE FOOTAGE:       106,560
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT -    0.53/SF/MO
CHANGING TO -     0.5615FIMO ON 7/1998

RECOVERIES:

REIMBURSABLES

PRO RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

          LENGTH    VACANT     SQ FT   MONTHS OF
TERM   YEARS.MONTHS MONTHS   INCREASE  FREE RENT   COMMISSIONS ALTERATIONS
---- ------------   ------   --------  ---------   -----------  -----------
  1        5.00        4       NONE        NONE         YES         YES
  2        5.00        4       NONE        NONE         YES         YES
  3        5.00        4       NONE        NONE         YES         YES

RENEWAL MINIMUM RENT:
MARKET RATE MR-A MULTIPLIED BY 1.000

INCREASING AT GROWTH RATE CPIG PER YEAR  DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

REIMBURSABLES

PRO RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A BASE OF ZERO FOR A COMPLETE PASSTHROUGH

RENEWAL COMMISSIONS: STANDARD METHOD #2
RENEWAL PAYOUT:       CASHED OUT

RENEWAL ALTERATIONS:  MARKET RATE TI-W
RENEWAL PAYOUT:       CASHED OUT

                                            SUN AND APPLIED MATERIALS BUILDINGS
                                                 PROJECT DESIGNATOR: CADI
                                                 REVISION: 7/30/95 @16:08
                                                   LEASE ABSTRACT REPORT
                                                      FOR ALL TENANTS

                       PRIMARY/                                                                   ANNUAL
                      SECONDARY       SQUARE       LEASE      LEASE     OPTION         MINIMUM    MINIMUM       OVERAGE
        TENANT          CODES          FEET        BEGIN       END       #/MOS         RENT/SF     RENT            #
-----------------     ---------       ------       -----      -----     ------         -------    -------       -------
     1 SUITE 1100         -           125,280       7/95      6/00         -            9.00     1,127,520         -
 SUN MICROSYSTEMS         -

      2-SUITE 380         -           106,560       1/95      6/00         -            6.36       677,722         -
APPLIED MATERIALS         -                                                      7/98   6.72       716,083
                                      231,840

                     CEILING       BREAKPOINT                          PRO RATA           % OF RENT
        TENANT       (000'S)         (000'S)        RECOVERIES        SHARE BASE        SUBJ. TO CPI
-----------------    -------       ----------       ----------        ----------        ------------
     1 SUITE 1100       -               -          REIMBURSABLE          ZERO
 SUN MICROSYSTEMS

      2-SUITE 380       -               -          REIMBURSABLES         ZERO
APPLIED MATERIALS


                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            SUN AND APPLIED MATERIALS BUILDINGS
                                                 PROJECT DESIGNATOR: CADI
                                                 REVISION: 7/30/96 @ 16:08
                                                 AVERAGE OCCUPANCY REPORT

                                                      FOR ALL TENANTS

                 1996         1997         1998        2000        2001         2002        2003       2004         2005
                -------      -------     -------      -------     -------      -------     -------    -------     -------
JANUARY         231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
FEBRUARY        231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
MARCH           231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
APRIL           231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
MAY             231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
JUNE            231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
JULY            231,840      231,840     231,840         -        231,840      231,840     231,840    231,840     231,840
AUGUST          231,840      231,840     231,840         -        231,840      231,840     231,840    231,840     231,840
SEPTEMBER       231,840      231,840     231,840         -        231,840      231,840     231,840    231,840     231,840
OCTOBER         231,840      231,840     231,840         -        231,840      231,840     231,840    231,840     231,840
NOVEMBER        231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840        -
DECEMBER        231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840        -
                -------      -------     -------      -------     -------      -------     -------    -------     -------
AVERAGE SF
OCCUPIED        231,840      231,840     231,840      154,560     231,840      231,840     231,840    231,840     193,200

TOTAL SF-NRA    231,840      231,840     231,840      231,840     231,840      231,840     231,840    231,840     231,840
                -------      -------     -------      -------     -------      -------     -------    -------     -------
OCCUPANCY %      100.00       100.00      100.00        66.67      100.00       100.00      100.00     100.00       83.33
                =======      =======     =======      =======     =======      =======     =======    =======     =======

                    2006          2007         2008          2009         2010
                   -------       -------      -------       -------      -------
JANUARY               -          231,840      231,840       231,840      231,840
FEBRUARY              -          231,840      231,840       231,840      231,840
MARCH              231,840       231,840      231,840       231,840      231,840
APRIL              231,840       231,840      231,840       231,840      231,840
MAY                231,840       231,840      231,840       231,840      231,840
JUNE               231,840       231,840      231,840       231,840      231,840
JULY               231,840       231,840      231,840       231,840      231,840
AUGUST             231,840       231,840      231,840       231,840      231,840
SEPTEMBER          231,840       231,840      231,840       231,840      231,840
OCTOBER            231,840       231,840      231,840       231,840      231,840
NOVEMBER           231,840       231,840      231,840       231,840      231,840
DECEMBER           231,840       231,840      231,840       231,840      231,840
                   -------       -------      -------       -------      -------
AVERAGE SF
OCCUPIED           193,200       231,840      231,840       231,840      231,840

TOTAL SF-NRA       231,840       231,840      231,840       231,840      231,840
                   -------       -------      -------       -------      -------

OCCUPANCY %          83.33        100.00       100.00        100.00       100.00
                   =======       =======      =======       =======      =======

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            SUN AND APPLIED MATERIALS BUILDINGS
                                                 PROJECT DESIGNATOR: 1100
                                                 REVISION: 8/6/96 @ 15:10

                                                      TENANT REGISTER

                   TENANT               SQUARE FEET      BEGIN DATE    END DATE
-------------------------------------   -----------      ----------    --------
#1 - SUITE 1100     SUN MICROSYSTEMS        125,280          7/1995      6/2000
#2 - SUITE 380      APPLIED MATERIALS       106,560          1/1995      6/2000
                                            -------
             2 TENANTS                      231,840
                                            =======

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            SUN AND APPLIED MATERIALS BUILDINGS
                                                 PROJECT DESIGNATOR: 1100

                                                  REVISION: 86/96 @ 15:10
                                               ANNUAL TENANT REVENUE REPORT

                                                      FOR ALL TENANTS

1. SUITE 1100     SUN MICROSYSTEMS      OCCUPIES  125,280 SF
   BASE LEASE FROM JULY 1995 TO JUNE 2000

                        FY97          FY98          FY 99         FY 0          FY 1           FY 2          FY 3          FY 4
MINIMUM RENT          1,127,520     1,127,520     1,127,520     1,033,560     1,035,084      1,416,341     1,465,912     1,517,219
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------

REIMBURSABLES           230,350       236,040       242,024       221,354             0              0             0             0
REIMBURSABLES                 0             0             0             0       192,868        266,757       274,414       282,306
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
TOTAL RECOVERIES        230,350       236,040       242,024       221,354       192,868        266,757       274,414       282,306
TOTAL REVENUE         1,357,870     1,363,560     1,369,544     1,254,914     1,227,952      1,683,098     1,740,326     1,799,525
                      ---------     ---------     ---------     ---------     ---------      ---------     ---------     ---------
ALTERATIONS                   0             0             0             0       718,808              0             0             0
COMMISSIONS                   0             0             0             0       170,219              0             0             0

                        FY 5          FY 6          FY 7          FY 8          FY 9           FY10           FY11
MINIMUM RENT         1,570,322      1,102,807     1,721,251     1,781,495     1,843,848      1,908,382     1,303,534
                     ---------      ---------     ---------     ---------     ---------      ---------     ---------

REIMBURSABLES                0              0             0             0             0              0             0
REIMBURSABLES          285,466        194,160       304,905       317,420       326,639        336,143       228,750
                     ---------      ---------     ---------     ---------     ---------      ---------     ---------
TOTAL RECOVERIES       285,466        194,160       304,905       317,420       326,639        336,143       228,750
TOTAL REVENUE        1,855,788      1,296,967     2,026,156     2,098,915     2,170,487      2,244,525     1,532,284
                     ---------      ---------     ---------     ---------     ---------      ---------     ---------
ALTERATIONS                  0        883,599             0             0             0              0     1,049,439
COMMISSIONS                  0        209,242             0             0             0              0       248,514

                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

2. SUITE 380   APPLIED MATERIALS   OCCUPIES   106,560 SF
   BASE LEASE FROM JANUARY 1995 TO JUNE 2000

                      FY97         FY98         FY 99       FY 0          FY 1         FY 2           FY 3           FY 4
MINIMUM RENT         677,722      680,919      716,083     656,410      605,286       828,233        857,221        887,224
                     -------      -------      -------     -------      -------     ---------      ---------      ---------

REIMBURSABLES        195,930      200,770      205,859     188,278            0             0              0              0
REIMBURSABLES              0            0            0           0      164,049       226,897        233,410        240,122
                     -------      -------      -------     -------      -------     ---------      ---------      ---------
TOTAL RECOVERIES     195,930      200,770      205,859     188,278      164,049       226,897        233,410        240,122
                     -------      -------      -------     -------      -------     ---------      ---------      ---------
TOTAL REVENUE        873,652      881,689      921,142     844,688      769,335     1,055,130      1,090,631      1,127,346
                     -------      -------      -------     -------      -------     ---------      ---------      ---------
ALTERATIONS                0            0            0           0      611,400             0              0              0
COMMISSIONS                0            0            0           0       99,539             0              0              0


                       FY 5        FY 6           FY 7         FY 8            FY9           FY 10        FY 11
MINIMUM RENT          918,277     644,889     1,006,536     1,041,765      1,078,227      1,115,965      762,268
                    ---------     -------     ---------     ---------      ---------      ---------      -------

REIMBURSABLES               0           0             0             0              0              0            0
REIMBURSABLES         242,810     165,148       259,344       269,990        277,831        285,915      194,569
                    ---------     -------     ---------     ---------      ---------      ---------      -------
TOTAL RECOVERIES      242,810     165,148       259,344       269,990        277,831        285,915      194,569
                    ---------     -------     ---------     ---------      ---------      ---------      -------
TOTAL REVENUE       1,161,087     810,037     1,265,880     1,311,755      1,356,058      1,401,880      956,837
                    ---------     -------     ---------     ---------      ---------      ---------      -------
ALTERATIONS                 0     751,567             0             0                             0      892,626
COMMISSIONS                 0     122,358             0             0                             0      145,323

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

REPORT TOTAL FOR SUN AND APPLIED MATERIALS BUILDIINGS

                     FY97        FY98        FY99        FY 0        FY 1        FY 2        FY 3        FY 4        FY 5
MINIMUM RENT       1,805,242   1,808,439   1,843,603   1,689,970   1,640,370   2,244,574   2,323,133   2,404,443   2,488,599
                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------

REIMBURSABLES        426,280     436,810     447,883     409,632     356,917     493,654     507,824     522,428     528,276
                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL RECOVERIES     426,280     436,810     447,883     409,632     356,917     493,654     507,824     522,428     528,276
                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
TOTAL REVENUE      2,231,522   2,245,249   2,291,486   2,099,602   1,997,287   2,738,228   2,830,957   2,926,871   3,016,875
                   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
ALTERATIONS                0           0           0           0   1,330,208           0           0           0           0
COMMISSIONS                0           0           0           0     269,758           0           0           0           0

                       FY 6        FY 7        FY 8        FY 9        FY 10       FY 11
MINIMUM RENT         1,747,696   2,727,787   2,823,260   2,922,075   3,024,347   2,065,802
                     ---------   ---------   ---------   ---------   ---------   ---------

REIMBURSABLES          359,308     564,249     587,410     604,470     622,058     423,319
                     ---------   ---------   ---------   ---------   ---------   ---------
TOTAL RECOVERIES       359,308     564,249     587,410     604,470     622,058     423,319
                     ---------   ---------   ---------   ---------   ---------   ---------
TOTAL REVENUE        2,107,004   3,292,036   3,410,670   3,526,545   3,646,405   2,489,121
                     ---------   ---------   ---------   ---------   ---------   ---------
ALTERATIONS          1,635,166           0           0           0           0   1,942,065
COMMISSIONS            331,600           0           0           0           0     393,837


                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                            SUN AND APPLIED MATERIALS BUILDINGS
                                                 PROJECT DESIGNATOR: 1100

                                                  REVISION: 86/96 @ 15:58
                                               LEASE PRESENT VALUE ANALYSIS

                                                      FOR ALL TENANTS

1. SUITE 1100       SUN MICROSYSTEMS   OCCUPIES   125,280 SF
   BASE LEASE FROM 7/1995 TO 6/2000

                            FY97            FY98           FY99            FY0        FY 1          FY 2           FY 3
MINIMUM RENT                  9.00            9.00            9.00            8.25      8.26          11.31          11.70
                         ---------       ---------       ---------       ---------   -------      ---------      ---------

IN  + PERCENTAGE              9.00            9.00            9.00            8.25      8.26          11.31          11.70

RECOVERIES                    1.84            1.88            1.93            1.77      1.54           2.13           2.19
ALTERATIONS                                                                            (5.74)
COMMISSIONS                                                                            (1.36)
                         ---------       ---------       ---------       ---------   -------      ---------      ---------
TOTAL REVENUE                10.84           10.88           10.93           10.02      2.71          13.43          13.89

TOTAL-RENTABLE           1,357,873       1,363,558       1,369,543       1,254,915   338,922      1,683,099      1,740,328
AVERAGE-RENTABLE             10.84           10.86           10.88           10.67      9.08           9.80          10.39

                         FY 4          FY 5         FY 6         FY 7           FY 8          FY 9           FY 10       FY11
MINIMUM RENT               12.11         12.53        8.80         13.74          14.22         14.72         15.23       10.40
                       ---------     ---------     -------     ---------      ---------     ---------     ---------     -------

IN  + PERCENTAGE           12.11         12.53        8.80         13.74          14.22         14.72         15.23       10.40

RECOVERIES                  2.25          2.28        1.55          2.43           2.53          2.61          2.68        1.83
ALTERATIONS                                          (7.05)                                                               (8.38)
COMMISSIONS                                          (1.67)                                                               (1.98)
                       ---------     ---------     -------     ---------      ---------     ---------     ---------     -------
TOTAL REVENUE              14.36         14.81        1.63         16.17          16.75         17.33         17.92        1.87

TOTAL-RENTABLE         1,799,526     1,855,791     204,129     2,026,154      2,098,910     2,170,483     2,244,524     234,329
AVERAGE-RENTABLE           10.88         11.32       10.35         10.88          11.37         11.83         12.26       11.57


PRESENT VALUE ON 8/96 AT 12.000% - RENTABLE       $77.79 SF ($9,744,913)


2. SUITE 380        APPLIED MATERIALS   OCCUPIES  106,560 SF
   BASE LEASE FROM 1/1995 TO 6/2000

                        FY97          FY98         FY99          FY0           FY 1       FY 2          FY3          FY 4
MINIMUM RENT             6.36          6.39          6.72          6.16         5.68         7.77          8.04         8.33
                      -------       -------       -------       -------       ------    ---------     ---------    ---------

IN + PERCENTAGE          6.36          6.39          6.72          6.16         5.68         7.77          8.04         8.33
RECOVERIES               1.84          1.88          1.93          1.77         1.54         2.13          2.19         2.25
ALTERATIONS                                                                    (5.74)
COMMISSIONS                                                                    (0.93)
                      -------       -------       -------       -------       ------    ---------     ---------    ---------
TOTAL REVENUE            8.20          8.27          8.65          7.93         0.55         9.90         10.23        10.58

                       FY 5          FY 6         FY 7          FY 8         FY 9       FY 10        FY11
MINIMUM RENT              8.62         6.05          9.45         9.78        10.12       10.47        7.15
                     ---------      -------     ---------    ---------    ---------   ---------     -------

IN + PERCENTAGE           8.62         6.05          9.45         9.78        10.12       10.47        7.15
RECOVERIES                2.28         1.55          2.43         2.53         2.61        2.68        1.83
ALTERATIONS                           (7.05)                                                          (8.38)
COMMISSIONS                           (1.15)                                                          (1.36)
                     ---------      -------     ---------    ---------    ---------   ---------     -------
TOTAL REVENUE            10.90        (0.60)        11.88        12.31        12.73       13.16       (0.76)

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

TOTAL-RENTABLE           873,653       881,691       921,951       844,694       58,396    1,055,129     1,090,630    1,127,348
AVERAGE RENTABLE            8.20          8.24          8.37          8.26         6.72         7.25          7.68         8.04

TOTAL-RENTABLE        1,161,094      (63,889)    1,265,879    1,311,761    1,356,058   1,401,870     (81,118)
AVERAGE RENTABLE           8.36         7.46          7.86         8.23         8.58        8.91        8.26


PRESENT VALUE ON 8/96 AT 12.000% - RENTABLE:  $56.69 SF ($6,040,585)

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

REPORT TOTAL FOR SUN AND APPLIED MATERIALS BUILDINGS

                            FY97            FY98           FY99           FY0            FY 1         FY 2           FY3
MINIMUM RENT                  7.79            7.80            7.95           7.29         7.08           9.68          10.02
                         ---------       ---------       ---------      ---------      -------      ---------      ---------
IN  + PERCENTAGE              7.79            7.80            7.95           7.29         7.08           9.68          10.02

RECOVERIES                    1.84            1.88            1.93           1.77         1.54           2.13           2.19
ALTERATIONS                                                                              (5.74)
COMMISSIONS                                                                              (1.16)
                         ---------       ---------       ---------      ---------      -------      ---------      ---------
TOTAL REVENUE                 9.63            9.68            9.88           9.06         1.71          11.81          12.21

TOTAL-RENTABLE           2,231,526       2,245,249       2,291,494      2,099,609      397,318      2,738,228      2,830,958
AVERAGE RENTABLE              9.63            9.65            9.73           9.56         7.99           8.63           9.14

                          FY 4           FY 5          FY 6          FY 7           FY 8           FY 9           FY 10        FY11
MINIMUM RENT              10.37          10.73         7.54          11.77          12.18          12.60          13.04        8.91
                      ---------      ---------      -------      ---------      ---------      ---------      ---------     -------
IN  + PERCENTAGE          10.37          10.73         7.54          11.77          12.18          12.60          13.04        8.91

RECOVERIES                 2.25           2.28         1.55           2.43           2.53           2.61           2.68        1.83
ALTERATIONS                                           (7.05)                                                                  (8.38)
COMMISSIONS                                           (1.43)                                                                  (1.70)
                      ---------      ---------      -------      ---------      ---------      ---------      ---------     -------
TOTAL REVENUE             12.62          13.01         0.60          14.20          14.71          15.21          15.73        0.66

TOTAL-RENTABLE        2,926,874      3,016,885      140,240      3,292,033      3,410,671      3,526,541      3,646,394     153,211
AVERAGE RENTABLE           9.58           9.96         9.02           9.49           9.93          10.33          10.72       10.05




                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

Industrial Market

Business Parks, Other Industrial and Manufacturing

--------------------------------------------------------------------------------------------------------------------
                                      Capitalization Rates                                           Internal
                        ---------------------------------------------------------
                               Going-in                           Terminal                       Rate of Return
                        Low               High             Low              High              Low               High
--------------------------------------------------------------------------------------------------------------------

Class A Leased Asset
--------------------------------------------------------------------------------------------------------------------
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                        9.5%              9.5%             10.0%            11.0%             12.0%             12.0%
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                        9.0%              9.0%                                                12.0%             12.0%
--------------------------------------------------------------------------------------------------------------------
    Responses             4                4                 3                3                 4                 4
    Average(%)          8.9%              9.4%              9.7%            10.7%             11.5%             11.5%
--------------------------------------------------------------------------------------------------------------------

Class B - Leased Asset
--------------------------------------------------------------------------------------------------------------------
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                       10.0              10.0%             10.5%            10.5%             12.0%             12.0%
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                       10.0%             10.0%                                                12.0%             12.0%
--------------------------------------------------------------------------------------------------------------------
   Responses              4                4                 3                3                 4                 4
   Average (%)          9.3%              9.8%              9.8%            10.8%             11.5%             11.5%
--------------------------------------------------------------------------------------------------------------------

Class A - Value Added
--------------------------------------------------------------------------------------------------------------------
                       10.0%             11.0%             10.0%            11.0%             16.0%             20.0%
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                       10.0%             10.0%             10.5%            10.5%             12.0%             12.0%
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                       10.0%             10.0%                                                12.0%             12.0%
--------------------------------------------------------------------------------------------------------------------
   Responses              5                5                 4                4                 5                 5
   Average (%)          9.4%             10.0%              9.9%            10.9%             12.4%             13.2%
--------------------------------------------------------------------------------------------------------------------

Class B - Value Added
--------------------------------------------------------------------------------------------------------------------
                       10.0%             11.0%             10.0%            11.0%             16.0%             20.0%
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                       10.5%             10.5%             11.0%            11.0%             12.0%             12.0%
                        8.5%              9.5%              9.5%            11.0%             11.0%             11.0%
                       10.5%             10.5%             10.5%                              12.0%             12.0%
--------------------------------------------------------------------------------------------------------------------
   Responses              5                5                 4                4                 5                 5
   Average (%)          9.6%             10.2%             10.0%           11.0%             12.4%             13.2%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Total Responses          18                18               14                14                18                18
Weighted Average(%)     9.3%              9.8%               9.8%           10.8%             12.0%             12.4%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                Growth Rate                                    Typical Projection
                        --------------------------------------------------------
                               Income                            Expenses                        Period (Years)
                        Low              High              Low              High              Low              High
--------------------------------------------------------------------------------------------------------------------

Class A Leased Asset
--------------------------------------------------------------------------------------------------------------------
                        3.5%             4.0%              3.5%             4.0%             11.0              11.0
                        3.0%             4.0%              3.0%             4.0%              7.0              10.0
                        3.5%             4.0%              3.5%             4.0%             10.0              10.0
                        3.0%             4.0%              3.0%             4.0%              7.0              10.0
--------------------------------------------------------------------------------------------------------------------
    Responses            4                 4                4                 4                4                 4
    Average(%)          3.3%             4.0%              3.3%             4.0%              8.8              10.3
--------------------------------------------------------------------------------------------------------------------

Class B - Leased Asset
--------------------------------------------------------------------------------------------------------------------
                        3.5%             4.0%              3.5%             4.0%             11.0              11.0
                        3.0%             4.0%              3.0%             4.0%              7.0              10.0
                        3.5%             4.0%              3.5%             4.0%             10.0              10.0
                        3.0%             4.0%              3.0%             4.0%              7.0              10.0
--------------------------------------------------------------------------------------------------------------------
   Responses             4                 4                4                 4                4                4
   Average (%)          3.3%             4.0%              3.3%             4.0%              8.8              10.3
--------------------------------------------------------------------------------------------------------------------

Class A - Value Added
--------------------------------------------------------------------------------------------------------------------
                        4.0%             4.0%              3.0%             3.0%               5.0              5.0
                        3.5%             4.0%              3.5%             4.0%              11.0             11.0
                        3.0%             4.0%              3.0%             4.0%               7.0             10.0
                        3.5%             4.0%              3.5%             4.0%              11.0             11.0
                        3.0%             4.0%              3.0%             4.0%               7.0             10.0
--------------------------------------------------------------------------------------------------------------------
   Responses             5                 5                5                 5                5                5
   Average (%)          3.4%             4.0%              3.2%             3.8%               8.2              9.4
--------------------------------------------------------------------------------------------------------------------

Class B - Value Added
--------------------------------------------------------------------------------------------------------------------
                        4.0%             4.0%              3.0%             3.0%               5.0              5.0
                        3.5%             4.0%              3.5%             4.0%              11.0             11.0
                        3.0%             4.0%              3.0%             4.0%               7.0             10.0
                        3.5%             4.0%              3.5%             4.0%              11.0             11.0
                        3.0%             4.0%              3.0%             4.0%               7.0             10.0
--------------------------------------------------------------------------------------------------------------------
   Responses             5                 5                5                 5                5                 5
   Average (%)          3.4%             4.0%              3.2%             3.8%               8.2              9.4
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Total Responses          18               18                18               18                18                18
Weight Average(%)       3.3%             4.0%              3.2%             3.9%              8.5%              9.8%
--------------------------------------------------------------------------------------------------------------------

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

"Leased  Asset"  refers  to  predominantly   "passive"   investments   involving
substantially leased Properties.

"Value Added" denotes properties which require more active involvement due to leasing issues and/or additional capital investment for physical issues.


                           -----------------------------------------------------
                                 Cushman & Wakefield Valuation Advisory Services
                                          National Investor Survey - Summer 1996


                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   QUALIFICATIONS OF APPRAISER
================================================================================
                                                        Kenneth E. Matlin, MAI

Association Membership

     Member Appraisal institute (MAI No. 8397) Senior Residential Appraiser Senior Member, American Society of Real Estate Appraisers - Past President
       of San Jose Chapter
     Brokers License - State of California
     Certified - General, Certificate Number AG002022
     Kenneth E. Matlin has completed the requirements of the continuing education programs of the Appraisal Institute and the American
       Society of Appraisers

Real Estate Experience

     Director and Manager, Cushman & Wakefield Valuation Advisory Services, San Jose and San Francisco Divisions. San Jose and San Francisco Divisions are responsible for the appraisal and consulting function of Cushman & Wakefield of California, Inc., a national full service real estate organization.

     Regional Chief Appraiser, California First Bank, San Jose, California, between 1974 and 1983.

Education

     California State University of San Diego, California
     Bachelor of Science Degree - Major: Real Estate, Minor: Political
       Science (1973)

     American Institute of Real Estate Appraisers:

          No. 1-Al    - Real Estate Appraisal Principles (6-86)
          No. 1-A2    - Basic Valuation Procedures (3-87)
          No. 1-BA    - Capitalization Theory & Techniques, Part A (9-87)
          No. 1-BB    - Capitalization Theory & Techniques, Part B (9-87)
          No. 2-1     - Case Studies (3-87)
          No. 2-2     - Valuation Analysis and Reporting Writing (10-86)
          No. 2-3     - Standard of Professional Practice (6-86)
          No. 410     - USPAP
          No. 420     - Standards of Professional Practice (11-93)
          No. 510     - Advanced Capitalization Theory (7-93)

     Society of Real Estate Appraisers:

          No. 101     - Introduction to Appraising Real Property (8-76)
          No. 201     - Principles of Income Property Appraising (6-75)
          No. 202     - Case Problems (6-83)
          No. R-2     - Single Family Report Exam (2-77)



================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Qualifications of Appraiser
================================================================================
                                                        Kenneth E. Matlin, MAI

Litigation Experience

     Qualified as expert witness Santa Clara County Superior Court Qualified as expert witness Alameda County Superior Court
     Qualified as expert witness Federal Bankruptcy Court



















================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   QUALIFICATIONS OF APPRAISER
================================================================================
                                                            George J. Geranios


Professional Affiliations

     Certified General Real Estate Appraiser, State of California (No. AGO11942) Candidate for the MAI designation with the Appraisal Institute of Northern California Chapter.

Real Estate Experience

     Appraiser, Cushman & Wakefield Valuation Advisory Services is responsible for the appraisal and consulting function of Cushman & Wakefield of California, Inc., a national full service real estate organization.

     Independent Real Estate Appraiser, David J. Morrison, MAI, SRA, Appraisals for a wide range of clients on all types of real estate primarily in the South Bay Area of Northern California, between 1991 and 1993.

     Leasing and sales specialist: R&D and office space in Silicon Valley.

     Evaluation of real estate market trends and conditions including analysis of negotiable terms, market surveys, site selection criteria, alternatives, and joint ventures, between 1983 and 1990.

     Hotel general manager, northeastern United States for Holiday Inn franchisee between 1971 and 1982.

Education

     Hellenic College, Holy Cross, Brookline, MA. Degree: Bachelor of Arts, Behavioral and Social Studies.

     Appraisal Institute:

          No. 1 A-2   - Basic Valuation Procedures
          No. 1 B-1   - Capitalization Theory & Techniques, Part A
          No. 1 B-2   - Capitalization Theory & Techniques, Part B
          No. A & B   - Standards of Professional Practice
          II540       - Report Writing and Valuation Analysis








================================================================================

                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                   Qualifications of Appraiser
================================================================================
                                                            George J. Geranios

Related Appraisal and Real Estate Courses

     Legal Aspects of Real Estate             Real Estate Office Administration
     Real Estate Practice                     Agency
     Real Estate Principles                   Ethics
     Real Estate Economics                    Law for California License
     Real Estate Appraisal                    Acquisition of Real Estate
     Real Estate Finance                      West Valley College - Appraisal II
     Single-Family Appraising:
          A Fundamental Approach

















================================================================================
                                                                      CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------